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                        HOSPITAL GROUP OF AMERICA, INC.
                              PSG MANAGEMENT, INC.
                               1265 DRUMMERS LANE
                                   SUITE 107
                           WAYNE, PENNSYLVANIA 19807

                                                                   June 18, 1993

Mr. Mark Russell
c/o Hospital Group of America, Inc.
1265 Drummers Lane, Suite 107
Wayne, Pennsylvania 19087

Dear Mark:

     We are pleased to set forth the terms of your new position as President and Chief Executive Officer of each of Hospital Group of America, Inc. ('HGA') and PSG Management, Inc. ('PSG'), effective as of June 15, 1993. They are as follows:

          1. Employment Agreement.

          The Company hereby ratifies and confirms the Employment Agreement dated as of May 27, 1992 ('Employment Agreement') between you and HGA in all respects, except that, effective as of the date hereof, the Employment Agreement shall be amended hereby, as follows:

             (a) Clause (a) of Section 1 thereof shall be amended to read in its entirety as follows: '(a) May 29, 1996; and'.

             (b) Section 2 thereof shall be amended to delete the words 'Executive Vice President and Chief Operating Officer of each of HGA, PSG and PSG Management reporting to the President and Chief Executive Officer of such entities' where they appear in the first sentence thereof and substitute the words 'President and Chief Executive Officer of PSG (now named 'Hospital Group of America, Inc.') and PSG Management reporting to the Board of Directors of such entity, respectively, and the Chief Operating Officer of The Cooper Companies, Inc.'

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             (c)  Section 3(b) shall be amended  to include the following at the end thereof:

                'Notwithstanding the foregoing, exclusively for Executive and for no other HGA employee, as an additional inducement to Executive to agree to the amendments to this Agreement and assume the additional responsibilities hereunder, the targets set forth on Annex I for the six month period ending October 31, 1993, shall replace the targets previously established for such period, if any, for the HGA Incentive Payment Plan (the 'HGA IPP') and the fiscal year ending October 31, 1993, such that (i) no HGA IPP bonus shall be earned or paid for the first six months of the fiscal year ending October 31, 1993 and (ii) achievement of the targets set forth on Annex I will make Executive eligible to receive a target bonus in an amount of twenty percent (20%) of the Annual Salary. Such bonus shall be payable to Executive in an actual amount to be determined based upon the formulas set forth in the 1993 HGA IPP (but using the contribution allocations set forth on Annex I), provided that such bonus shall be paid if and only if (A) the targets set forth on the attached Annex I shall have been achieved (as set forth in the HGA
           IPP) and (B) Executive shall been in the employ of HGA and PSG Management at October 31, 1993. Except as set forth in this Section 3(b), the terms of the HGA IPP shall remain unchanged and remain in full force and effect.'

             (d) The addresses set forth in Section 10 shall be revised to read in their entirety as follows:

           ``If to the Company:

           Hospital Group of America, Inc.
           1265 Drummers Lane, Suite 107
           Wayne, Pennsylvania 19087

           With a copy to:

           The Cooper Companies, Inc.
           One Bridge Plaza, 6th Floor
           Fort Lee, New Jersey 07024
           Attn: Marisa F. Jacobs, Esq.

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           If to Executive:

           c/o Hospital Group of America, Inc.
           1265 Drummers Lane, Suite 107
           Wayne, Pennsylvania  19087

           With a copy to:

           500 Tavistock Boulevard
           Haddonfield, New Jersey 08033

             (e) Section 11(c) is amended by deleting the words 'New York' where they appear therein and substituting therefor the words 'New Jersey.'

     Each capitalized term used herein and not otherwise defined shall have the meaning ascribed to it in the Employment Agreement.

          2. Additional Benefits.

          In addition to the benefits referred to in the Employment Agreement, you will receive the following benefits:

             (a) Promotional Bonus. As an additional inducement to you to execute this Agreement and assume the additional responsibilities hereunder, HGA will pay you a one-time signing bonus equal to ten percent (10%) of Annual Salary (as in effect on the date hereof). Payment shall be made promptly following your execution and delivery of this Agreement, by deposit into an account previously designated by you. You agree to repay the full amount of the bonus paid to you under this
        Section 2(a) promptly upon and in the event you voluntarily terminate your employment with HGA on or prior to December 15, 1993.

             (b) Stock Options. Your existing options to purchase up to 80,000 shares of TCC common stock at an exercise price of $3.25 per share shall be exchanged for options to purchase up to 21,840 shares of TCC common stock at an exercise price of $.56 per share, with the exercise of such options to vest in four equal installments of 5,460 shares each, if and when the average of the closing prices of a share of a share of TCC common stock on the New York Stock Exchange during any 30 consecutive calendar days following the date of the exchange attains $1.00, $1.50, $2.00 and $2.50, respectively. The new options shall include a provision waiving the acceleration of vesting upon a change of control and shall contain

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        such   other   terms   as  are   provided   to   all   participants   in
        accordance with the terms of the plan pursuant to which they are issued.

             (c) Turn-Around Bonus Pool. During the Employment Period, you will become eligible to participate, at the $100,000 level, in the 'turn-around bonus pool' a draft of which is attached hereto as Annex II, upon the terms and subject to the conditions set forth therein.

          3. Miscellaneous.

          The provisions of Sections 9, 10 and 11(c) of the Employment Agreement shall be deemed incorporated in this Agreement as if fully set forth herein.

     If the foregoing correctly reflects our mutual understanding of the matters set forth herein, kindly sign both original counterparts of this letter agreement in the space provided below for your signature and return one original to the undersigned.

                                          Very truly yours,
                                          HOSPITAL GROUP OF AMERICA, INC.

                                          By: Alfred P. Salvitti
                                            ..............................

                                          PSG MANAGEMENT, INC.
                                          By: Alfred P. Salvitti
                                            ..............................


Agreed to and accepted this
22nd day of June, 1993, to
be effective as of the date
set forth above.

/s/ Mark R. Russell
..........................
   MARK R. RUSSELL

AUTHORIZED AND AGREED, EFFECTIVE
AS OF THE DATE SET FORTH ABOVE.

THE COOPER COMPANIES, INC.

BY: Steven G. Singer
    ......................

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